
CONSOLIDATED STATEMENTS OF                           U S WEST, Inc.
OPERATIONS (UNAUDITED)

                                         Quarter Ended
                                           March 31,            %
Dollars in millions                     1998        1997     Change
-----------------------------       ----------- ----------- ---------
SALES & OTHER REVENUES             $     3,967 $     3,766       5.3

OPERATING EXPENSES
 Employee-related expenses               1,247       1,148       8.6
 Other operating expenses                  914         842       8.6
 Taxes other than income taxes             111         124     (10.5)
 Depreciation and amortization             880         830       6.0
                                    ----------- -----------
Total operating expenses                 3,152       2,944       7.1
                                    ----------- -----------

Operating Income                           815         822      (0.9)

Interest expense                          (247)       (278)    (11.2)
Equity losses in
 unconsolidated ventures                  (136)       (165)    (17.6)
Gain on asset sales:
 Investments                                -           51       -
 Rural telephone exchanges                  -           18       -
Guaranteed minority interest expense       (22)        (22)      -
Other expense- net                         (45)        (26)     73.1
                                    ----------- -----------
Income before income taxes                 365         400      (8.8)
Provision for income taxes                (153)       (170)    (10.0)
                                    ----------- -----------
NET INCOME                                 212         230      (7.8)
Dividends on preferred stock               (13)        (13)      -
                                    ----------- -----------
EARNINGS AVAILABLE FOR
 COMMON STOCK                      $       199 $       217      (8.3)
                                    =========== ===========






















CONSOLIDATED STATEMENTS OF                           U S WEST, Inc.
OPERATIONS (Continued)
(UNAUDITED)
                                         Quarter Ended
In millions (except                        March 31,            %
  per share amounts)                    1998        1997      Change
-----------------------------       ----------- ----------- ---------
COMMUNICATIONS GROUP:
Basic average
 common shares outstanding               485.0       481.3       0.8
                                    =========== ===========

Basic earnings per common share    $      0.72 $      0.70       2.9
                                    =========== ===========

Diluted average common shares
 outstanding                             489.1       492.4      (0.7)
                                    =========== ===========

Diluted earnings per common
 share                             $      0.71 $      0.70       1.4
                                    =========== ===========

MEDIA GROUP:
Basic and diluted average common
 shares outstanding                      608.3       606.5       0.3
                                    =========== ===========
Basic and diluted loss
 per common share                  $     (0.24)$     (0.20)     20.0
                                    =========== ===========

Capital expenditures               $       867 $       729      18.9
Debt-to-capital ratio (#1)                54.6%       54.0% #    -
Employees                               68,501      68,468       -
EBITDA                             $     1,695 $     1,652       2.6
EBITDA Margin                             42.7%       43.9%      -



# As of December 31, 1997.

#1 Ratio includes preferred securities and other preferred stock subject to mandatory redemption as a component of total capital. Including debt related to the net investment in assets held for sale, preferred securities and other preferred stock subject to mandatory redemption, the Company's percentage of debt to total capital was 59.4% at March 31, 1998 and 58.9% at December 31, 1997.